UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026

HealthStream, Inc.
(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 11th Avenue North, Suite 850, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615-301-3100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.00)	HSTM	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2026, HealthStream, Inc., a Tennessee corporation (the “Company”), and Truist Bank, a North Carolina banking corporation (“Truist”), entered into that certain First Amendment to Amended and Restated Revolving Credit Agreement (the “Amendment”), amending the Amended and Restated Revolving Credit Agreement, dated as of October 6, 2023, by and among the Company, the lenders from time to time party thereto, and Truist, as administrative agent, issuing bank and swingline lender (the “Revolving Credit Agreement”).  The Amendment makes certain revisions to the restricted payments provision in Section 7.5 of the Revolving Credit Agreement, including to (i) permit restricted payments by the Company (including dividends and share repurchases), which, after giving effect thereto, do not increase the Company’s pro forma leverage ratio (as provided in the Revolving Credit Agreement) above 1.50:1.00, provided that no default or event of default under the Revolving Credit Agreement shall have occurred or be continuing at such time, and (ii) permit additional restricted payments by the Company (including dividends and share repurchases) in an aggregate amount not exceeding $50,000,000, provided that no default or event of default under the Revolving Credit Agreement shall have occurred or be continuing at such time.  Prior to giving effect to the Amendment, restricted payments by the Company were permitted under Section 7.5(c) of the Revolving Credit Agreement if the Company’s pro forma leverage ratio was 1.50:1.00 or less and certain other conditions were met, provided that the aggregate amount of such restricted payments under this provision was previously limited to $50,000,000.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached hereto as Exhibit10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On March 13, 2026, the Company issued a press release announcing that the Board of Directors approved a new share repurchase program for the Company authorizing the repurchase of up to $10,000,000 of the Company’s outstanding common stock, no par value. The share repurchase program will terminate on the earlier of September 12, 2026 or when the maximum dollar amount has been expended.

A copy of the press release announcing the share repurchase program is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	First Amendment to Amended and Restated Revolving Credit Agreement, dated March 13, 2026 by and between HealthStream, Inc. and Truist Bank
99.1*	Press release dated March 13, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*         Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HealthStream, Inc.

Date: March 13, 2026	By:	/s/ Scott A. Roberts
Scott A. Roberts
Chief Financial Officer and Senior Vice President